SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 3, 2009
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 31, 2009, Endurance Specialty Holdings Ltd. (the "Company") entered into an agreement to purchase warrants exercisable for 599,200 of its ordinary shares (the “Warrants”) owned by Aon Alexander & Alexander U.K. Pension Scheme; Aon Bain Hogg Pension Scheme; Aon Minet Pension Scheme; Aon U.K. Pension Scheme and Jenner Fenton Slade 1980 Scheme.  The parties have agreed to a purchase price of US$18.83 per Warrant, or an aggregate total purchase price of US$11,282,935.

The Company made the repurchase under its existing share repurchase program and used existing cash on hand to fund the repurchase.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1
Warrant Purchase Agreement, by and among Aon Alexander & Alexander U.K. Pension Scheme; Aon Bain Hogg Pension Scheme; Aon Minet Pension Scheme; Aon U.K. Pension Scheme, Jenner Fenton Slade 1980 Scheme and Endurance Specialty Holdings Ltd., dated as of July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2009

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Warrant Purchase Agreement, by and among Aon Alexander & Alexander U.K. Pension Scheme; Aon Bain Hogg Pension Scheme; Aon Minet Pension Scheme; Aon U.K. Pension Scheme, Jenner Fenton Slade 1980 Scheme and Endurance Specialty Holdings Ltd., dated as of July 31, 2009